PIONEER FINANCIAL SERVICES, INC.

SUBSIDIARIES

PIONEER MILITARY LENDING, INC.	Lending	President – Joe B. Freeman
(Washington Corporation)	Incorporated 12/8/87	Secretary – Laura Stack
	ID# 43-1562376	Treasurer – Laura Stack
	Washington – Domestic Representation	Director – Donald D. Heriford
Assistant Secretary – Dick Hills
Ft. Lewis	Agent: NRAI
3819 100th Street, SW, Ste. 6B
Lakewood, WA 98499
PIONEER MILITARY LENDING OF GEORGIA, INC.	Lending	President – Joe B. Freeman
(Georgia Corporation)	Incorporated 8/15/90	Secretary – Laura Stack
Formerly: Pioneer Military Lending, Inc. (8/15/90-8/12/91)	ID# 58-1926802	Treasurer – Laura Stack
Virginia Foreign Corp: 10/29/97(withdrew 10/19/00)	Name Change: 8/13/91	Director – Donald D. Heriford
	Georgia – Domestic Representation	Assistant Secretary – Dick Hills
4525 Victory Drive	Agent: NRAI
Columbus, GA 31903
PIONEER MILITARY LENDING OF NEVADA, INC.	Lending	President – Donald D. Heriford
(Nevada Corporation)	Incorporated 9/14/94	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID# 43-1688201	Treasurer –Laura Stack
Las Vegas, NV 89119	Nevada – Domestic Representation	Director – Joe B. Freeman
Assistant Secretary – Dick Hills
Agent: NRAI
MILITARY ACCEPTANCE CORPORATION OF NEVADA	Purchases retail installment contracts	President – John T. Alfano
(Nevada Corporation)	Incorporated 9/14/94	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID# 43-1688202	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Director – Thomas H. Holcom
Assistant Secretary – Dick Hills
Agent: NRAI
Sub of PFS
PIONEER MILITARY INSURANCE COMPANY	Insurance	President – Joe B. Freeman
(Nevada Corporation)	Incorporated 8/19/05	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID# 20-3340296	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Joe B. Freeman
	Agent: NRAI	Laura Stack
Assistant Secretary – Dick Hills

PIONEER SALES SERVICES GMBH	Purchases/Collections	Geschaftsfuhrer – Thomas H. Holcom
(German Corporation)	Incorporated 5/26/86	Secretary – Laura Stack
Vor der Pulvermuhle 9	ID# 99-02511107
D-63457 Hanau-Wolfgang

PIONEER SERVICES LENDING, INC.	Lending	President – Joe B. Freeman
(Nevada Corporation)	Inc. 10/23/06	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID# 20-5803901	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Assistant Secretary – Dick Hills
Agent: NRAI
PIONEER FUNDING, INC.	Lending	President – Joe B. Freeman
(Nevada Corporation)	Inc. 4/19/07	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID #20-8973611	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Assistant Secretary – Dick Hills
Agent: NRAI

MILITARY ACCEPTANCE CORPORATION, INC.	Purchases Retail Installment Contracts	President – Joe B. Freeman
(Nevada Corporation)	Inc. 4/19/07	Secretary – Laura Stack
4000 S. Eastern, Suite 300	ID #20-8973646	Treasurer – Laura Stack
Las Vegas, NV 89119	Nevada-Domestic Representation	Directors – Thomas H. Holcom
Assistant Secretary – Dick Hills
Agent: NRAI
ARMED SERVICES BENEFITS	Insurance Products & Planning	President – Joe B. Freeman
(Nevada Corporation)	Inc. 04/20/01	Vice President – Riikka Breazeal
955 S. Virginia, Suite 116	ID#88-0494888	Vice President – Chris Brady
Reno, NV 89502	Nevada-Domestic Representation	Secretary – Laura Stack
Treasurer – Laura Stack
	Agent: NRAI	Director – Thomas H. Holcom
Assistant Secretary – Dick Hills

PFS Non-Operating Companies

Pioneer Military Lending of Florida, Inc.	Lending	President – Thomas H. Holcom
(Florida Corporation)	Inc. 10/29/90	Secretary – Laura Stack
4700 Belleview, Suite 300	ID# 58-1916945	Director – Joe B. Freeman
Kansas City, MO 64112	Florida Domestic Corporation	Treasurer – Laura Stack
Assistant Secretary – Dick Hills
Agent: NRAI

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